INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Form S-8 of Scantek Medical Inc. of our report dated August 24, 1999 appearing in the Annual Report on Form 10-KSB of Scantek Medical Inc. for the year ended June 30, 1999.





 /s/ WIENER, GOODMAN & COMPANY, P.C.
 -----------------------------------
     Wiener, Goodman & Company, P.C.

July 26, 2000
Eatontown, New Jersey